SECOND AMENDMENT
TO
PROMISSORY NOTE

THIS AMENDMENT TO PROMISSORY NOTE (this "**Amendment**"), dated as of October _, 2024, by and between Unique Logistics International, Inc., a Nevada corporation (the "**Maker**"), and Unique Logistics Holdings Limited, a Hong Kong corporation ("ULHL"), or its successors, assigns or other subsequent noteholder, as the case may be (the "**Noteholder**").

Reference is hereby made to that certain Promissory Note dated February 21, 2023, issued by the Maker in favor of ULHL in the original principal amount of $1,000,000, and as amended by that certain amendment on September 8 (the "**Note**"); all capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Note.

WHEREAS, the Maker and ULHL desire hereby to amend the Note to revise the Maturity Date to December 31, 2025.

NOW, THEREFORE, for other good and valuable consideration, the parties hereto hereby agree as follows:

ARTICLE I: AMENDMENT OF AGREEMENT

Section 1.1 Amendments. Subject to the terms and conditions contained herein, Maker and ULHL hereby amend the Note as follows:

1.1.1 The definition of "**Maturity Date**" appearing in Section 1.1 of the Note shall be hereby amended by elimination of "mature and payment shall become due twelve months after receipt of the Vietnam Approvals" and insertion in lieu thereof of "become due and payable on December 31, 2025." All references to the Maturity Date hereafter shall refer to December 31, 2025.

ARTICLE II: MISCELLANEOUS

Section 2.1 Miscellaneous Provisions Governing this Amendment.

2.1.1 Except as specifically modified and amended herein, all other terms, conditions and covenants contained in the Note shall remain in full force and effect.

2.1.2 All references to the "Note" shall mean the Note as hereby amended.

2.1.3 This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

2.1.4 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

2.1.5 This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby, shall be governed by the laws of the State of New York, without regard to any conflict of law provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

MAKER

Unique Logistics International, Inc., a Nevada corporation

By: ____________________
Name: SUNANDAN RAY
Title: CEO

ULHL/NOTEHOLDER:

Unique Logistics Holdings Limited, a Hong Kong corporation

By: ____________________
Name: RICHARD LEE CHI TAK
Title: CEO